UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, Century Aluminum Company (the “Company”) issued a press release announcing that Michael A. Bless, the Company's President and Chief Executive Officer, was elected to the Company's Board of Directors (the "Board") to fill a vacancy on the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The Board elected Mr. Bless to serve as a director at a meeting of the Board on December 4, 2012. Mr. Bless is not expected to serve on any committees of the Board. There are no arrangements or understandings between Mr. Bless and any other person pursuant to which Mr. Bless was selected as a director. In addition, the Company is not aware of any transaction requiring disclosure herein pursuant to Item 404(a) of Regulation S-K. The information under Item 5.02(d)(5) is hereby provided by incorporating herein by reference the information under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Company's Current Report on Form 8-K/A filed March 30, 2012.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	December 7, 2012	By:	/s/ William J. Leatherberry
			Name:	William J. Leatherberry
			Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release dated December 6, 2012